EXHIBIT 99.5


                         MODIFICATION OF LOAN AGREEMENT

          This MODIFICATION OF LOAN AGREEMENT (this "Agreement") made as of the 28th day of June, 2002 by and between PROMOTORA SERVIA, S.A. DE C.V., a Mexican corporation, having an address at Genova 2, Despacho 30, Mexico, D.F.C.P. 06600 ("Borrower") and CITIBANK, N.A., a national banking association, having an office at 153 East 53rd Street, 15th Floor, New York, New York 10043 ("Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - --


WHEREAS:
          A. Lender has made a loan (the "Loan") to Borrower in connection with which Lender is the owner and holder of

               (1) that certain Consolidated and Restated Promissory Note dated October 3, 2001 (the "Note") made by Borrower's predecessor-in-interest to Lender in the original principal amount of $25,000,000.00 (which maximum principal amount has been reduced to $20,000,000.00), which Note is secured by the security agreement described in paragraph (2) below;

               (2) that certain Security Agreement dated December 21, 2001 (the "Security Agreement") made by and between GE Capital Bank, S.A., Instruction d Banca Multiple, GE Grupo Financerio, as trustee, and Lender, which Security Agreement encumbers all of the right, title, estate and interest of Borrower in and to certain Property (as defined in the Security Agreement);

               (3) that certain Loan Agreement dated October 3, 2001 made by and among Borrower's predecessor-in-interest, Guarantors (as hereinafter defined), certain other entities controlled by Guarantors ("Other Entities") and Lender, as amended by that certain Amendment No. 1 To The Loan Agreement dated as of December 3, 2001 made by and among Borrower's predecessor-in-interest, Guarantors and the Other Entities and by that certain Modification of Loan Agreement dated as of March 31, 2002 made by and between Borrower and Lender (collectively, the "Loan Agreement");

               (4) that certain Guaranty dated October 3, 2001 made by Jose Serrano and Ramon Serrano (collectively, "Guarantors") for the benefit of Lender, as ratified by that certain Ratification and Confirmation of Guaranty dated as of March 31, 2002 made by Guarantors for the benefit of Lender (collectively, the "Guaranty");

The Note, Security Agreement, Loan Agreement and Guaranty, together with all other documents given in connection therewith (collectively, "Original Documents") or herewith

(collectively, "Modification Documents"), as same may have been or may be amended from time to time, are sometimes hereinafter collectively referred to as the "Loan Documents";

          B. The current outstanding principal balance of the Loan is $20,000,000.00;

          C. Borrower has requested Lender increase the amount of the Loan and Lender has agreed to do so provided and on condition that Borrower and Guarantors comply with all of the terms, provisions, covenants and conditions hereinafter set forth. (All terms not defined in this Agreement shall have the meanings ascribed to them in the Loan Documents.)

          NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and other good and valuable consideration exchanged, the receipt and sufficiency of which is hereby acknowledged by each party hereto, it is agreed as follows:

          1.     Consent  to  Modification  of  Loan.  Lender and Borrower agree
                 -----------------------------------
that the terms of the Loan, the Loan Agreement and the Security Agreement shall be modified as specifically set forth in this Agreement effective upon the satisfaction and performance of the following terms, provisions, covenants and conditions:

               1.1.     Execute  this  Agreement  and  Modification  Documents.
                        ------------------------------------------------------
Execution and delivery by Borrower of this Agreement and all other Modification Documents;

               1.2.     Pay  all  Costs.  Payment  by  Borrower,  concurrently
                        ---------------
herewith, of all costs, fees and expenses incurred by Lender in connection with this Agreement, including, but not limited to, environmental report fees, appraisal fees, attorneys' fees and disbursements, title insurance premiums, title, UCC, lien, judgment and bankruptcy search fees, and recording and filing costs;

               1.3.     Performance  of  Covenants  and  Obligations.  Borrower
                        --------------------------------------------
shall have performed and fulfilled all of the covenants and obligations to be performed and fulfilled under the Loan Documents and as a condition to this Agreement on or prior to the date of this Agreement;

               1.4.     Payments  Current.  All  payments  on  the Loan shall be
                        -----------------
current as of the date hereof and shall remain current during the term of the Loan;

               1.5.     Ratification  and  Confirmation of Guaranty.  Guarantors
                        -------------------------------------------
shall, concurrently herewith, execute and deliver to Lender a ratification and confirmation of the Guaranty in the form of Exhibit A annexed hereto and made a part hereof; and

               1.6.     Additional Collateral.  Delivery by Servicios Directivos
                        ---------------------
Servia, S.A. De C.V. ("Servicios") of (i) 700,000 American Depository Receipts ("ADR's") of Grupo TMM, S.A. de C.V. ("Grupo TMM") and (ii) 1,000,000 shares of Grupo TMM ("Shares"). The ADR's and Shares, together with Security Agreements pledging the ADR's and Shares to Lender, in form and substance satisfactory to Lender, shall be delivered to Lender concurrently herewith.

          2.     Increased  Loan Amount.  Borrower has requested, and Lender had
                 ----------------------
agreed, to make available to Borrower an additional Three Million One Hundred Fifty Thousand and 00/100 ($3,150,000.00) Dollars (the "New Money") and Borrower has agreed to execute a new note in the form of Exhibit B annexed hereto and made a part hereof to evidence the New Money and the increased amount of the Loan. The New Money shall be made available by Lender to Borrower subject to all of the terms, provisions, covenants and conditions of the Loan Agreement, except as set forth in Section 4 hereof.

          3.     Outstanding  Principal  Balance.  Borrower  hereby acknowledges
                 -------------------------------
and agrees that the outstanding principal balance of the Loan as of the date hereof, inclusive of the New Money, is TWENTY THREE MILLION ONE HUNDRED AND FIFTY THOUSAND 00/100 DOLLARS ($23,150,000.00), and that said sum, together with any and all monies or indebtedness due and owing under the Loan Documents (collectively, "Indebtedness"), including, but not limited to, principal, interest, accrued interest and advances, is due and payable to Lender in accordance with terms and provisions of the Loan Agreement (as hereby modified) without offset, defense, claim or counterclaim of any kind or nature whatsoever.

          4.     Interest  Rate  for  New  Money.  Notwithstanding  anything
                 -------------------------------
contained in the Loan Agreement to the contrary, the Interest Rate Markup for the New Money shall be 4.0%.

          5.     Authority and Enforceability.  Borrower represents and warrants
                 ----------------------------
to Lender that the execution of this Agreement, the delivery by Borrower to Lender of all monies, items and documents provided for herein, Borrower's performance hereof and the transactions contemplated hereby have been duly authorized by the requisite action on the part of Borrower. This Agreement constitutes the valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms, provisions, covenants and conditions.

          6.     Financial  Condition.  Borrower  represents  and  warrants  to
                 --------------------
Lender that Borrower's financial condition is and shall remain such as to enable Borrower to perform all of Borrower's monetary obligations as provided in this Agreement and the Loan Documents.

          7.     Title.  Borrower  represents  and  warrants  to  Lender  that
                 -----
Borrower has good, title to the Property, free and clear of all liens, encumbrances, easements, reservations and restrictions except those held or otherwise approved by Lender.

          8.     Continuous  Representations.  Borrower is and shall continue to
                 ---------------------------
be in compliance with all of the covenants, representations and warranties contained in the Loan Documents.

          9.     No  Defenses,  Set-offs,  Claims  or  Counterclaims.  Borrower
                 ---------------------------------------------------
represents and warrants to Lender that Borrower has no defenses, set-offs, claims or counterclaims of any kind or nature whatsoever against Lender or "Lender Parties" (as hereinafter defined) with respect to this Agreement or the Loan Documents or Borrower's obligations hereunder or thereunder, or any action previously taken or not taken by Lender or Lender Parties with respect hereto or thereto or with respect to any security interest, encumbrance, lien, or collateral given to Lender in connection herewith or therewith.

          10.     Waiver  and  Release.  Borrower  hereby  unconditionally  and
                  --------------------
irrevocably waives, releases, and forever discharges Lender, and Lender's parent, affiliates, subsidiaries (such persons or parties being hereinafter collectively referred to as "Lender Entities") and Lender's and Lender Entities' agents, officers, directors, shareholders, partners, members and employees (Lender, Lender Entities and such other persons or parties being herein collectively referred to as "Lender Parties"), from and against any and all rights, claims, counterclaims, actions or causes of action against Lender and/or Lender Parties, arising out of Lender's and/or Lender Parties' actions or inactions in connection with the Loan prior to the execution and delivery of this Agreement, or any security interest, lien or collateral given to Lender and/or Lender Parties in connection therewith, as well as any and all rights of set-off, defenses, claims, actions, causes of action and any other bar to the enforcement of this Agreement and/or the Loan Documents.

          11.     Partial  Invalidity.  If  any  word,  sentence,  paragraph  or
                  -------------------
article of this Agreement is found to be void or voidable, then so long as Lender's security interest is not adversely affected or diminished in value, and all or any portion of the Principal Balance remains due and owing, then, at Lender's option, the balance of this Agreement shall nevertheless be legal and binding with the same force and effect as though the void or voidable parts were deleted herefrom.

          12.     Amendment.  This Agreement shall not be amended or modified in
                  ---------
any way except by an instrument in writing executed by each of the parties hereto.

          13.     Choice  of  Law;  Service  of  Process. This Agreement and all
                  --------------------------------------
matters related hereto shall be construed and enforced in accordance with the laws of the State of New York as to validity, construction, performance and remedies without reference to principles of conflict of laws. Borrower hereby irrevocably consents to submit to personal jurisdiction in all state and federal courts located in the State and County of New York in any action or proceeding relating to this Agreement, the Loans or the Loan Documents. Service of any summons and complaint or other process in any such action or proceeding may be made upon Borrower by registered or certified mail, return receipt requested, at the address set forth herein, Borrower hereby waiving personal service thereof, or as may otherwise be permitted by law. Borrower hereby expressly and irrevocably (a) waives any rights of Borrower pursuant to the laws of Mexico or any other court or jurisdiction by virtue of which exclusive jurisdiction of the courts of Mexico or any other court or jurisdiction might be claimed; (b) waives any and all objections as to venue and any and all rights Borrower may have to seek a change of venue with respect to any action or proceeding; (c) waives any and all defenses granted by the laws of Mexico or any other country or jurisdiction unless such defenses are also allowed by the laws of the State of New York; and (d) agrees that any final judgment rendered against Borrower in any such action or proceeding shall be conclusive and may be enforced in Mexico pursuant to applicable law or treaty or any other country or jurisdiction by suit on the judgment or in any manner provided by applicable law or treaty and expressly consents to the affirmation of the validity of any such judgment by the courts of Mexico or any other country or jurisdiction so as to permit execution thereon. Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Borrower in Mexico or in any other country or jurisdiction in which assets of the Borrower are located or to serve process in any other manner permitted by applicable law or treaty. Borrower further agrees that any action or proceeding by Borrower against Lender in respect to any matters arising out of or in any way relating to, this Agreement, the Loans or the Loan Documents shall be brought only in the State and County of New York. Borrower hereby represents that, to the best of Borrower's knowledge, there are no treaties or laws which would preclude the recognition of any judgment rendered by any state or federal court sitting in the State of New York, and the enforcement of any such judgment, by the courts of Mexico, and Borrower agrees that Borrower shall interpose no defense or claim against and shall consent to the issuance of all necessary documents by the courts of Mexico in order to execute upon any such judgment.

          14.     Entire  Agreement.  This  Agreement  and  the  Loan  Documents
                  -----------------
constitute the entire agreement among the parties hereto with respect to the matters set forth herein, and there are no other agreements, understandings, warranties or representations with respect to said matters. Any exhibits annexed hereto are hereby incorporated herein by reference and made a part hereof. This Agreement is not intended to have any legal effect, or to be a legally binding agreement, or any evidence thereof, until this Agreement has been signed by each of the parties hereto, a fully executed counterpart has been delivered to Borrower, and all conditions to effectiveness hereunder have been satisfied.

          15.     Third Party Beneficiaries.  This Agreement is entered into for
                  -------------------------
the exclusive benefit of the parties hereto and (subject to the terms of Paragraph 16 hereof) no other party shall derive any rights or benefits herefrom.

          16.     Binding  Effect.  This  Agreement  shall  be  binding upon and
                  ---------------
inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.

          17.     Defaults.  The failure of Borrower to fulfill any of the other
                  --------
terms, provisions, covenants or conditions set forth in this Agreement or in any of the Loan Documents shall constitute a default under this Agreement and the Loan Documents which shall entitle Lender to exercise any and/or all of Lender's rights and remedies hereunder and/or thereunder and/or at law.

          18.     Original  Documents  Continue.  The  Original  Documents  are
                  -----------------------------
deemed modified only to the extent necessary to effectuate the intent, terms, provisions, covenants and conditions of this Agreement and the Modification Documents. Except as expressly provided in this Agreement and the Modification Documents, all of the terms, provisions, covenants and conditions of the Original Documents shall be and remain in full force and effect as written, unmodified hereby. Borrower hereby further ratifies and acknowledges the continuing validity and enforceability of the Original Documents as herein modified and the obligations and first liens evidenced thereby. In the event of any conflict between the terms, provisions, covenants and conditions of this Agreement and the Original Documents, this Agreement shall control. This Agreement shall not waive, suspend, diminish or impair the Original Documents or the obligations, liabilities, liens or security interests represented thereby.

          19.     Construction.  This  Agreement  shall  be  construed  without
                  ------------
regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

          20.     Notices.  All  notices  under  this  Agreement  and  the
                  -------
Modification Documents shall be in writing and shall be deemed sufficiently given or served for all purposes when delivered as set forth in the Loan Agreement.

          21.     Joint  and  Several.  If  Borrower  consists  of more than one
                  -------------------
person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

          22.     Waiver  of  Trial  By  Jury.  Lender  and  Borrower  hereby
                  ---------------------------
knowingly, voluntarily, intentionally, unconditionally and irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any of the other Loan Documents.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this instrument as of the day and year first above written.


                                       LENDER:


                                       CITIBANK, N.A.



                                       By:[ILLEGIBLE SIGNATURE]
                                          -------------------------------------
                                          Name:
                                          Vice President


                                       BORROWER:

                                       PROMOTORA SERVIA, S.A. DE C.V.



                                       By: /s/   Jose Serrano Segovia
                                          -------------------------------------
                                          Jose Serrano Segovia
                                          President



                                       By: /s/   Javier Segovia Serrano
                                          -------------------------------------
                                          Javier Segovia Serrano
                                          Vice President

                                    EXHIBIT A

                Form of Ratification and Confirmation of Guaranty
                -------------------------------------------------

                    RATIFICATION AND CONFIRMATION OF GUARANTY

          RATIFICATION AND CONFIRMATION OF GUARANTY ("Ratification") made by JOSE SERRANO and RAMON SERRANO (collectively, "Guarantors") for the benefit of CITIBANK, N.A. ("Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS:

          A. Lender made a loan in the maximum principal amount of $25,000,000.00 (the "Loan") to Grupo TMM, S.A. de C.V. (f/k/a Grupo Servia, S.A. de C.V.) ("Original Borrower") which maximum principal amount has been reduced to $20,000,000.00;

          B. The Loan is evidenced by a Consolidated and Restated Promissory Note made by and between Original Borrower and Lender dated as of October 3, 2001 (the "Note"), and is governed by a Loan Agreement made by and among Original Borrower, Guarantors, Lender and certain other entities controlled by Guarantors ("Other Entities") dated as of October 3, 2001, as modified by that certain Amendment No. 1 To The Loan Agreement dated as of December 3, 2001 made by and among Borrower, Guarantors, the Other Entities and Lender and that certain Modification of Loan Agreement dated as of March 31, 2002 made by and between "New Borrower" (as hereinafter defined) and Lender (collectively, the "Loan Agreement") and other documents ancillary thereto;

          C. By Guaranty dated as of October 3, 2001, as ratified by Ratification and Confirmation of Guaranty dated as of March 31, 2002, Guarantors have guaranteed all of the payments and performance of all of the obligations of Original Borrower to Lender under the Loan, as such may exist from time to time (collectively, the "Obligations");

          D. On or about December 21, 2001, Original Borrower assigned the Loan and all the Obligations thereunder to Promotora Servia, S.A. de C.V. ("New Borrower"), and New Borrower assumed the Loan and said Obligations;

          E. New Borrower has requested Lender to increase the amount of the Loan to $23,150,000.00; and

          F. In order to induce Lender to consent to the increase of the amount of the Loan, Guarantors have agreed to ratify and confirm the terms, provisions, covenants and conditions of the Guaranty.

          NOW, THEREFORE, in consideration of ten ($10.00) dollars and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

          1. Guarantors hereby acknowledge and agree that the Guaranty has not been revoked, terminated or amended and remains in full force and effect.

          2. Guarantors hereby ratify and confirm the Guaranty with the same force and effect as though herein restated at length and acknowledge that the Guaranty is a guarantee of (i) payment of the Guaranteed Amount (as such term is defined in the Guaranty), which amount is now $23,150,000.00 plus interest, premiums, expenses and all other sums due and owing under the Loan Documents (as defined in the Loan Agreement) and (ii) performance of the Obligations.

          3. The receipt by Lender of a facsimile of Guarantors' signatures hereto shall be deemed to be incontrovertible evidence that Guarantors have executed and delivered this Ratification with the same force and effect as though the original executed Ratification has been delivered. This Ratification may be executed in separate counterparts which, when taken together, shall constitute one fully-executed Ratification.

          IN WITNESS WHEREOF, the undersigned have duly executed this Ratification to be effective as of the 28th day of June, 2002.



/s/   Jose Serrano                           /s/   Ramon Serrano
----------------------------------           ----------------------------------
JOSE SERRANO                                 RAMON SERRANO

                                    EXHIBIT B

                             Form of Promissory Note
                             -----------------------

                    CONSOLIDATED AND RESTATED PROMISSORY NOTE

$23,150,000.00     Date:  June ___, 2002

          CONSOLIDATED  AND  RESTATED  PROMISSORY  NOTE ("Note") made as of this
                                                          ----
____ day of June, 2002, by and between PROMOTORA SERVIA, S.A. DE C.V., a Mexican corporation, having an address at Genova 2, Despacho 30, Mexico D.F.C.P. 06600 ("Borrower") and CITIBANK, N.A., a national banking association, having an
  --------
office  at  153  East  53rd  Street,  15th  Floor, New York, New York 10043 (the
"Bank").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS:

          A. The Bank is the holder of that certain (i) Demand Note-LIBOR Rate made by Grupo Servia S.A. de C.V. ("Grupo Servia") dated September 22, 1995
                                         ------------
in the original principal sum of $5,000,000.00, (ii) Demand Note-LIBOR Rate made by Grupo Servia dated April 2, 1998 in the original principal sum of $1,500,000.00, (iii) Demand Note-LIBOR Rate made by Grupo Servia dated September 14, 1999 in the original principal sum of $7,900,000.00 and Consolidated and Restated Promissory Note made by Grupo Servia dated October 3, 2001 in the original principal amount of $25,000,000.00 (collectively, "Original Notes");
                                                               --------------

          B. All of the obligation and liabilities of Grupo Servia under the Note were assumed by Borrower pursuant to that certain Assumption of Loan and Loan Documents by and between Borrower and Lender dated as of December 21, 2001;

          C. Borrower confirms that the aggregate principal amount outstanding under the Original Notes is $20,000,000.00 (the "Current Outstanding Amount") and that there are no offsets, setoffs, claims or counterclaims against payment of the Current Outstanding Amount; and

          D. Borrower and the Bank desire to consolidate the Current Outstanding Amount with the "New Loan Amount" (as hereinafter defined) to form a single note evidencing a principal indebtedness in the amount of $23,150,000.00, and to modify and restate the terms of the Original Notes so as to supersede their provisions in their entirety as hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration exchanged between Borrower and the Bank, the receipt and sufficiency of which are hereby acknowledged by both parties, Borrower and the Bank hereby agree as follows:

Loan Amount
-----------

          (a) Borrower acknowledges and agrees that the amount of the principal indebtedness is Twenty-Three Million One Hundred Fifty Thousand 00/100 ($23,150,000.00) Dollars, which consists of (i) the Current Outstanding Amount and (ii) $3,150,000.00 (the "New Loan Amount") which is being made available to
                              ---------------
Borrower by the Bank as of the date and by virtue of this Note. Said New Loan Amount is without offset, defense, claim or counterclaim;

          (b) To evidence the payment of the New Loan Amount with interest thereon to be computed from the date hereof at the rate and in accordance with the terms and provisions of this Note, this Note shall be deemed to be and is constituted an additional promissory note in the amount of $3,150,000.00 ("New
                                                                             ---
Note").
----

Consolidation and Restatement of Notes
--------------------------------------

          The Original Notes and the New Note are hereby consolidated to form one single note and one single indebtedness in the principal amount of $23,150,000.00 with interest payable as hereinafter set forth and the terms and provisions of the Original Notes are hereby modified and restated in their entirety pursuant to the terms hereof.

Covenant to Pay
---------------

          FOR VALUE RECEIVED, Borrower promises to pay to the order of the Bank at 153 East 53rd Street, 15th Floor, New York, New York 10043, or at such other place as the Bank may designate to Borrower in writing from time to time, the principal sum of TWENTY THREE MILLION ONE HUNDRED FIFTY THOUSAND and 00/100 ($23,150,000.00) DOLLARS (the "Loan Amount") or, if less, the then outstanding
                                 -----------
Loan Amount pursuant to the terms, provisions and conditions of that certain Loan Agreement, dated as of October 3, 2001, as modified by that certain Amendment No. 1 to The Loan Agreement dated as of December 3, 2001, and that certain Modification of Loan Agreement dated as of March 31, 2002 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Agreement"), all made by and between Borrower and the Bank, on the
              ---------
date  (the  "Maturity  Date")  which is the earlier to occur of (i) September 6,
             --------------
2002, (ii) a Primary Equity Offering (as defined in the Agreement) and (iii) a Company Sale (as defined in the Agreement) or such earlier date as provided for in the Agreement.

Interest
--------

          The unpaid principal amount of this Note from time to time outstanding shall bear interest as provided in the Agreement. All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America to the account designated by the Bank (and as to which the Bank has notified Borrower) in same-day funds as and when provided in the Agreement.

Terms of Note
-------------

          This Note is the Note referred to in, and evidences indebtedness incurred under, the Agreement, to which reference is made for a description of the security (if any) for this Note and for a statement of the terms, provisions, covenants and conditions on which Borrower is permitted to and required to make repayments of the indebtedness evidenced by this Note (all of which terms, provisions, covenants and conditions are incorporated herein by referred).

Governing Law
-------------

          THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

Waiver
------

          Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and notice of any kind with respect to this Note. All amounts owing hereunder are payable by Borrower without relief from any valuation or appraisal laws.

Facsimile, Counterparts, Effectiveness, etc.
--------------------------------------------

          The receipt by the Bank of a facsimile of Borrower's signature hereto shall be deemed to be incontrovertible evidence that Borrower has executed and delivered this Note with the same force and effect as though the original executed Note has been delivered. This Note may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Note shall become effective when counterparts hereof shall be executed and delivered on behalf of Borrower and the Bank.

          IN WITNESS WHEREOF, Borrower and the Bank have executed this Note as of the date set forth above.

                                       PROMOTORA SERVIA, S.A. DE C.V.


                                       By:  /s/  Jose Serrano Segovia
                                            ------------------------------
                                            Jose Serrano Segovia
                                            President


                                       By:  /s/  Javier Segovia Serrano
                                            ------------------------------
                                            Javier Segovia Serrano
                                            Vice President


                                       CITIBANK, N.A.

                                       By:
                                            ------------------------------
                                            Name:
                                            Title: Vice President


                                      B-3